SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE READER’S DIGEST ASSOCIATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

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RIPPLEWOOD HOLDINGS LLC MERGER

EICF QUESTIONS AND RESPONSES

DECEMBER 18, 2006

Q	This is being called a merger but seems to be more like an acquisition of the company. Is this the case?

A	An investor group led by Ripplewood Holdings LLC has agreed to acquire all of the common stock of Reader’s Digest Association (“RDA”) for cash in a merger of an entity formed by Ripplewood with RDA. The “merger” is a statutory method of effecting the acquisition by converting all of the common shares into the right to receive the purchase price. After the merger, RDA will be an indirect wholly owned subsidiary of the investor group.

Q	Apart from Time Life, what other interests does Ripplewood have in the direct marketing, publishing, books and home entertainment areas?

A	We understand that Ripplewood’s portfolio includes Direct Holdings Worldwide LLC, a leading direct marketer of entertainment products under the Time Life brand, and WRC Media Inc., a leading publisher of supplementary educational materials for the U.S. school, library and home markets. Ripplewood has expressed its intent to pursue the combination of all or part of these portfolio companies with RDA in connection with the transactions contemplated by our merger agreement. The acquisition of RDA under our merger agreement is not, however, conditioned on the combination of these businesses with RDA.

Q	What is Ripplewood’s track record for the outcome of the companies they acquire?

A	Since its inception, Ripplewood has invested worldwide in over 45 acquisitions and has a history of building businesses and creating worldwide competitors within industries both organically and through add-on acquisitions. Because Ripplewood is privately owned, the results of their other investments are not available to us.

Q	RDA has for some time been aiming to harmonise processes and functions on a global and regional basis to achieve economies of scale. Will this now be extended to encompass (or be encompassed by) other activities and assets of Ripplewood?

A	As discussed above, we know Ripplewood may combine Direct Holdings Worldwide LLC and WRC Media Inc. with RDA. However, we cannot speak for Ripplewood concerning their intentions about harmonisation of those entities if they are combined.

Q

We heard that last year Ripplewood acquired kitchen appliance manufacturer Maytag Corporation. At the time, statements by Maytag’s board of directors emphasised the benefits of greater flexibility as a private company in achieving their goals and the opportunity for investment support, while Ripplewood stated their objective was to build the company and accelerate growth. However, this year Maytag was integrated with another of Ripplewood’s companies, washing machine manufacturer Whirlpool Corporation, and subsequently combined their production facilities, resulting in closure of plants and loss of employment. Bearing in mind the overlap of activity and similarity of products between

Reader’s Digest and Time Life, how does RDA management view the risk of our company suffering a similar fate?

A	Ripplewood did not acquire Maytag and it does not own Whirlpool or Maytag. Ripplewood did have a merger agreement to acquire Maytag but that merger agreement was terminated and Whirlpool, not Ripplewood, acquired Maytag and made the consolidations mentioned in your question. We cannot speak for Ripplewood concerning their intentions about the post-merger operation of Reader’s Digest or any other Ripplewood properties. We note, however, that Ripplewood’s Time Life business is much smaller than RDA’s business.

Q	What safeguards will Reader’s Digest put in place to ensure that employment is protected when acquired by Ripplewood Holdings?

A	The best safeguards continue to be to grow our business and meet our budget commitments. Ripplewood has told us that it is looking forward to working with the Reader’s Digest team to further develop and strengthen the company’s robust collection of assets, including our brands, content, affinity groups and distribution channels.

Q	How long has this merger been planned? Was it Eric Schrier’s intention all along to return the company to private ownership?

A	The background leading to the merger agreement is described in RDA’s preliminary proxy statement for the special meeting of stockholders to approve the merger. The preliminary proxy statement has been filed with the SEC and is publicly available at www.sec.gov.

Q	How much control will the current RDA management have over the company when it is acquired by Ripplewood Holdings?

A	As the owner of all of the stock of RDA after the merger closes, the Ripplewood investor group will be entitled to control of the surviving corporation. As you know, the closing of the merger is subject to a number of conditions, including approval by our common shareholders and availability of financing for the transaction. At this point, we cannot speculate as to how Ripplewood will execute that control after the merger closes.

Q	What will happen to stock owned by employees (for example, in the company’s employee stock ownership plans)?

A	Upon completion of the transaction, all shares of RDA common stock owned outright by employees will be cashed out at the agreed-upon merger price along with all of RDA’s outstanding common shares.

Q	What will happen to pension provision? Will Ripplewood Holdings also acquire our pension funds?

A	The prospective change of ownership will not change the legal status of any of the pension plans or their sponsoring employers. Where legally required, we will notify the appropriate authorities of the change in ownership.

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader’s Digest Association, Inc. and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the merger, including the receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) other factors described in The Reader’s Digest Association, Inc.’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond The Reader’s Digest Association, Inc.’s ability to control or predict. The Reader’s Digest Association, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, The Reader’s Digest Association, Inc. will file a definitive proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the definitive proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by The Reader’s Digest Association, Inc. at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from The Reader’s Digest Association, Inc. by directing such request to Dawn LaMorte at (914) 244-5218.

The Reader’s Digest Association, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of The Reader’s Digest Association, Inc.’s participants in the solicitation, which may be different than those of The Reader’s Digest Association, Inc. shareholders generally, is set forth in The Reader’s Digest Association, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger.